Exhibit 99.1

Monster Digital, Inc. Reports Financial Results for the Second Quarter
and Six Months Ended June 30, 2016

Simi Valley, CA – August 15, 2016 – Monster Digital, Inc. (Nasdaq: MSDI), (“Monster Digital” or the “Company”), which develops, markets and distributes Monster branded products for use in high-performance consumer electronics, mobile products and computing applications, today announced its unaudited financial results for the second quarter and six months ended June 30, 2016.

Company Highlights

•	Quarter over Quarter Revenue Growth: Net sales increased to $1.7 million in the three months ended June 30, 2016 as compared to $538,000 in the three months ended March 31, 2016 driven by the Company’s 720p and 1080p action sports cameras.

•	Completed Initial Public Offering: Monster Digital closed its Initial Public Offering on July 13, 2016 for gross proceeds of $9,132,750.

•	New product mix: Monster Digital now has the resources to move forward and expand its product offering to include the first production run of two new action sports cameras.

David H. Clarke, Chairman and CEO of Monster Digital commented, “We are pleased to have completed our Initial Public Offering. This has been an important milestone, supporting our goal to bring to market Monster branded, premium products at competitive prices. We are encouraged by the increase in revenues and gross margin resulting from the launch of our line of action sports cameras, but our work ahead has just commenced. We are diligently working toward achieving profitability, driving revenues while at the same time reducing operating costs, and continuing to add new technologies to our product mix.”

Financial Highlights for the Second Quarter Ended June 30, 2016

Revenue increased approximately 26% for the three months ended June 30, 2016 to $1.7 million compared to $1.3 million for the three months ended June 30, 2015. The sale of our new action sports camera product line began to have a positive impact on sales in 2016.

Net Loss was $1.24 million, or $(0.33) per basic and diluted share for the three months ended June 30, 2016 compared to a net loss of $1.16 million or $(0.38) per basic and diluted share for the three months ended June 30, 2015.

Unaudited	Three Months Ended June 30,
(Dollars in thousands, except per share data)	2015	2016

Revenue	$1,334	$1,683
Cost of goods sold	$1,248	$1,253
Gross Profit	$86	$430
Gross Profit Margin	6.4%	25.5%
Loss from Operations	$(1,057)	$(901)
Net Loss	$(1,156)	$(1,240)
Basic and Diluted Loss Per Share	$(0.38)	$(0.33)
Basic and Diluted Weighted Average	3,076	3,750

Financial Highlights for the Six Months Ended June 30, 2016

Net sales for the six months ended June 30, 2016 decreased to $2.2 million from $2.7 million for the six months ended June 30, 2015. Cash constraints in the first six months of 2016 have limited our ability to aggressively build and fill a pipeline for our products.

The net loss for the six months ended June 30, 2016 was approximately $3.1 million, or $(0.83) per basic and diluted share, compared to a net loss of approximately $4.3 million, or $(1.42) per basic and diluted share, for the six months ended June 30, 2015.

Conference Call Details

Monster Digital also announced that it will host a management conference call to review its financial results and operations on Monday, August 15, 2016 at 4:30 p.m. EDT.

To join the earnings conference call, participants may dial (877) 270-2148 from the U.S. or (412) 902-6510 internationally and request the Monster Digital call. Please allow extra time prior to the call to dial in and listen to the live broadcast.

A replay will be available approximately two hours after completion of the live conference call. The dial in replay of the call will be available until August 29, 2016; please dial (877) 344-7529 from the U.S. or (412) 317-0088 internationally and provide the replay access code 10091456.

(Tables to Follow)

About Monster Digital, Inc.

Monster Digital develops, markets and distributes Monster branded products for use in high-performance consumer electronics, mobile products and computing applications. The Company designs and engineers premium action sports cameras and accessories, in addition to advanced data storage and memory products for professionals and consumers.

Monster Digital is a registered trademark of Monster Products, Inc. in the U.S. and other countries.

For more information about the company, please visit http://www.monsterdigital.com

Forward-Looking Statements:

Some of the statements in this release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties. Such forward looking statements include, but are not limited to, Monster Digital’s focus on driving growth and reaching profitability. These statements relate to future events, future expectations, plans and prospects. Although Monster Digital believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. Monster Digital has attempted to identify forward-looking statements by terminology including ''believes,'' ''estimates,'' ''anticipates,'' ''expects,'' ''plans,'' ''projects,'' ''intends,'' ''potential,'' ''may,'' ''could,'' ''might,'' ''will,'' ''should,'' ''approximately'' or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors, including those discussed under the heading "Risk Factors" in our Registration Statement on Form S-1 filed with the Securities and Exchange Commission on July 7, 2016, (Registration No. 333-207938). Any forward-looking statements contained in this release speak only as of its date. We undertake no obligation to update any forward-looking statements contained in this release to reflect events or circumstances occurring after its date or to reflect the occurrence of unanticipated events.

Contacts:

Monster Digital, Inc.

David Olert, CFO

dolert@monsterdigital.com

PCG Advisory

Investors:

Vivian Cervantes

D: 212-554-5482

vivian@pcgadvisory.com

MONSTER DIGITAL INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in Thousands, except per share amounts)

(unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2015	2016	2015	2016

Revenue	$1,334	$1,683	$2,718	$2,220
Cost of goods sold	1,248	1,253	2,457	1,743
Gross Profit	86	430	261	477

Operating expenses
Research and development	119	65	246	114
Selling and marketing	532	591	1,389	1,227
General and administrative	492	675	1,375	1,470
	1,143	1,331	3,010	2,811
Loss from operations	(1,057)	(901)	(2,749)	(2,334)
Other expense, net
Interest and finance expense	99	339	630	787
Debt conversion expense	-	-	898	-
Total other expenses	99	339	1,528	787
Loss before income taxes	(1,156)	(1,240)	(4,277)	(3,121)
Provision for income taxes	-	-	-	-
Net Loss	$(1,156)	$(1,240)	$(4,277)	$(3,121)

Loss Per Share
Basic and Diluted	$(0.38)	$(0.33)	$(1.42)	$(0.83)
Number of Shares used in Computation
Basic and Diluted	3,076	3,750	3,013	3,749

MONSTER DIGITAL INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

(Dollars in Thousands, except shares and par value)

	December 31,	June 30,
	2015	2016
		(unaudited)
ASSETS
Current assets
Cash	$119	$152
Accounts receivable, net of allowances of $99 and $218, respectively	644	1,038
Inventories	633	1,029
Prepaid expenses and other	141	54
Total current assets	1,537	2,273

Other assets

Trademark, net of amortization of $54 and $119, respectively	2,548	2,483
Deferred IPO and debt issuance costs	619	1,154
Deposits and other assets	14	14
Total assets	$4,718	$5,924

LIABILITIES AND SHAREHOLDERS' DEFICIT
Current liabilities
Line of credit	$215	$322
Accounts payable	1,021	1,466
Accrued expenses	3,311	3,628
Customer deposits and credits	1,850	1,825
Due to related parties	510	534
Notes payable	3,505	4,392
Total current liabilities	10,412	2,167
Commitments and contingencies
Shareholders' deficit
Preferred stock; 10,000,000 shares authorized; 0 and 2,802,430 shares	-	-
issued and outstanding, respectively
Common stock; $.0001 par value; 100,000,000 shares authorized;
3,702,865 and 3,750,000 shares issued and outstanding	-	-
Additional paid-in capital	20,181	22,753
Accumulated deficit	(25,875)	(28,996)
Total shareholders' deficit	(5,694)	(6,243)
Total liabilities and shareholders' deficit	$4,718	$5,924